UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) announced that Orlando P. Carvalho will be retiring from the Corporation. He will step down as Executive Vice President of the Corporation's Aeronautics business segment on October 1, 2018 in anticipation of his retirement but will remain an employee until the end of the year.

On August 22, 2018, Lockheed Martin announced that the Board of Directors elected Michele A. Evans, currently Deputy Executive Vice President, Aeronautics, to succeed Mr. Carvalho as Executive Vice President of the Corporation's Aeronautics business segment, effective October 1, 2018.

Ms. Evans, age 53, has served as Deputy Executive Vice President of Aeronautics since June 2018. Prior to that, she served as vice president and general manager of Integrated Warfare Systems and Sensors in Lockheed Martin's Rotary and Mission Systems business segment. With more than 30 years of experience, Ms. Evans has held positions of increasing responsibility throughout the Corporation, including vice president of Modernization and Sustainment.

A copy of the press release announcing the election of Ms. Evans and the retirement of Mr. Carvalho is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Lockheed Martin Corporation dated August 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION
(Registrant)

Date: August 22, 2018	By:	/s/ Marian S. Block
Marian S. Block
Vice President and Associate General Counsel